EXHIBIT 4.4

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of April 7, 2016, among Sunoco, LLC, a Delaware limited liability company (“Sunoco LLC”), Sunoco Retail LLC, a Pennsylvania limited liability company (“SUN Retail” and, together with Sunoco LLC, the “Guaranteeing Subsidiaries” and, individually, each a “Guaranteeing Subsidiary”), Sunoco LP, a Delaware limited partnership (“Sunoco LP”), and Sunoco Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Sunoco LP, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) party hereto and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of July 20, 2015, as supplemented by a first supplemental indenture, dated as of September 14, 2015 (as so supplemented, the “Indenture”), providing for the issuance of 5.500% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interests of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SUNOCO, LLC

By:	Susser Petroleum Operating Company LLC
its sole member

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

SUNOCO RETAIL LLC

By:	Susser Petroleum Property Company LLC
its sole member
By:	Susser Petroleum Operating Company LLC
its sole member

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

Signature Page to Second Supplemental Indenture - Notes due 2020

SUNOCO LP

By:	Sunoco GP LLC,
its general partner

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

SUNOCO FINANCE CORP.

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

SUSSER PETROLEUM OPERATING COMPANY LLC
STRIPES HOLDINGS LLC
SUSSER HOLDINGS, L.L.C.
STRIPES LLC

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

SUNOCO ENERGY SERVICES LLC
SOUTHSIDE OIL, LLC
SUSSER PETROLEUM PROPERTY COMPANY LLC
ALOHA PETROLEUM LLC

By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

Signature Page to Second Supplemental Indenture - Notes due 2020

MID-ATLANTIC CONVENIENCE STORES, LLC
By:	Susser Petroleum Property Company LLC, its sole member
By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

MACS RETAIL LLC

By:	Mid-Atlantic Convenience Stores, LLC, its sole member
By:	Susser Petroleum Property Company LLC, its sole member
By:	Susser Petroleum Operating Company LLC, its sole member

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

ALOHA PETROLEUM, LTD.

By:	/s/ Richard M. Parry
Name:	Richard M. Parry
Title:	President and Chief Executive Officer

SUSSER HOLDINGS CORPORATION

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	Chief Executive Officer

Signature Page to Second Supplemental Indenture - Notes due 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:	/s/ Mauri J Cowen
Name:	Mauri J. Cowen
Title:	Vice President

Signature Page to Second Supplemental Indenture - Notes due 2020